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                                                                    Exhibit 10.5

                           COPYRIGHT LICENSE AGREEMENT

     This AGREEMENT is entered into this day of (......date......), by and between (Publisher's name) (hereinafter "Licensor") and PEPC Nederland BV (hereinafter "Licensee").

                                    RECITALS

     A. Licensor owns the copyright, title, trademarks and all other related rights in and to the publication named (Newspaper name) (hereinafter "Newspaper").

     B. Licensee is engaged in the development, marketing, operation, distribution and archiving of global newspaper-print-on-demand, and content distribution applications. These applications provide the latest editions of major newspapers available worldwide via three unique channels: 1) Electronic Newspapers Vending Unit or Back Office System (hereinafter "PEPC Global Vending Machines"), 2) Site License Distribute and Print Agreements (hereinafter "Site License"), and 3) Electronic Content Distribution Devices (hereinafter "Electronic Devices"). These channels are known as PEPC Global Marketing Network.

     C. Licensee desires to obtain the rights to incorporate (portion of) all daily released editions of the Newspaper into its product and services, marketed under Licensee's brand name and trademark of PEPC and or PEPC Global vending machine for printing and/or distribution of (portions of) all daily released editions of the Newspaper on the PEPC Global Vending Machines, at Site License locations, and Electronic Devices.

     NOW, THEREFORE, in consideration of the promises, conditions, covenants and warranties herein contained, the parties agree as follows:

1.   Rights Granted

     Licensor hereby grants to Licensee, [its successors and assigns], a non-exclusive right, license and privilege to: markets so specified by Licensor.

          (a) Incorporate the Newspaper into the PEPC Global Marketing Network Channels and reproduce, (electronically) distribute, import, print and sell the Newspaper through the PEPC Global Vending Machines, Site Licenses, and Electronic Devices via the PEPC-System throughout the world;

          (b) Utilise or incorporate excerpts and trademark from the Newspaper on or in connection with the packaging, advertising, publicising, marketing and distribution of the PEPC Global Vending Machine and the Newspaper [unless otherwise agreed in writing between Parties]; and

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          (c) Publicly operate and authorise others to operate any one or all of the PEPC Global Marketing Network Channels (and print and/or distribute those versions of the Newspaper incorporated therein) in connection with the advertising, publicizing, marketing, distribution and use of the PEPC Global Vending Machines, Site Licenses and Electronic Devices.

2.   Licensor's Rights and Obligations

          (a) Licensor warrants and represents that it has the right to grant the license herein and that the granting of the license by Licensor as meant in article 1 hereof does not infringe on any intellectual property rights of third parties.

          (b) Licensor reserves unto itself all rights of every kind and nature except those specifically granted to Licensee herein;

          (c) Licensor obligates itself to, upon public or commercial release of the daily editions of the Newspaper, electronically submit the (portion of) Newspaper, via the Internet to a URL designated by the Licensee. The editions shall be transmitted in one (1) Portable Document Format (PDF) file with the following properties:

     .  Maximum of 40 pages
     .  All fonts and graphics embedded
     .  DPI settings for Black and White at 600
     .  DPI settings for Grey Scale at 150
     .  Not exceeding 25 MB

          (d) Licensor has full responsibility for the contents of the Newspaper of whatever nature vis-a-vis third parties.

          (e) Licensor has the right to exclude the sales of its printed newspaper from selected vending machines if agreements are already established with local distributors in said area(s).

          (f) Licensor does not and will not contravene and/or breach any laws of the jurisdiction where it is located.

          (g) Licensor shall provide licensee with a complete set of fonts that are used in the (re-)production of the newspaper via the PEPC Global vending machine. These fonts are and shall remain, throughout the duration of this agreement, the exclusive property of the licensor. PEPC Nederland BV shall exclusively use them for the purposes of (re-) producing the newspaper.

          (h) Licensor shall promote the availability of the newspaper from the PEPC Global Marketing Network with in-house advertising promotion by placing monthly advertisements within the local daily newspaper and/or other publications or media owned by licensor.

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          (i) Licensor shall promote the availability of the PEPC vending machine on its Internet site by placing a permanent banner-ad provided by PEPC Nederland BV.

3.   Licensee's Rights and Obligations

          (a) Licensee is free to market the PEPC Global Marketing Network, and use the trade names of the Newspaper in that respect.

          (b) Licensee is and shall be the sole owner of the PEPC Global Vending Machine and all proprietary rights in and to the PEPC Global Vending Machine. Such ownership shall not include ownership of the copyright in and to the Newspaper or any other rights to the Newspaper not specifically granted in
Section 1 above.

          (c) Licensee shall observe due care in the processing of electronically transferred information as to the Newspaper via the PEPC-System. Licensee will not be liable for any incompleteness or imperfections in the processing of the Newspaper data via the PEPC-System in case the data sent by Licensor is incomplete or imperfect.

          (d) Licensee recognises the goodwill associated within the Newspaper and acknowledges that the Newspaper and all rights therein do not belong to Licensee and will not use the Newspaper and/or the rights granted herein for any other purpose than contemplated in this Agreement.

          (e) Licensee has the right to exclude the newspaper from selected markets, if this is required due to restrictions of the law(s) in certain countries or due to restrictions given by the location itself.

          (f) Licensee has the right to promote the newspaper in all sales material delivered to any actual or potential sales point in all markets where the newspaper is or will be sold.

          (g) The operation of the PEPC Global Vending Machines including any and all costs and expenses related thereto including the creation, distribution marketing and sales of the Newspaper via the PEPC Global Marketing Network Channels is for the sole risk and responsibility of Licensee.

4.   Payments

          (a) For the rights granted by Licensor herein, Licensee shall pay to Licensor a license fee (hereinafter: the "License Fee" or "License Fees") of US$
0.25 per copy sold via the PEPC Global Vending Machines and Site License locations to customers; (NOTE: a separate payment schedule will be constructed regarding content used through Electronic Devices)

          (b) Licensee shall not pay an advance against License Fees to Licensor upon the signing of this agreement;

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          (c) Licensee has no payment obligation of any kind to licensor if the newspapers are (re-) produced free of charge from time to time as samples, tests or for promotion purposes.

          (d) Licensee shall render to Licensor on a quarterly calendar basis, within twenty (20) days after the end of each quarter during which the Newspaper was sold through the PEPC Global Marketing Network Channels, a printed statement of the License fees due to Licensor with respect to such sold copies of the Newspaper in last calendar quarter. Such statement shall be accompanied by a remittance advise of the amount due in US Dollars. Licensor shall have the right, upon reasonable request, to review those records of Licensee necessary to verify the License Fees paid. Any such audit will be conducted at Licensor's expense and at such times and in such a manner as to not unreasonably interfere with Licensee's normal operations.

          (e) Payment of the License Fees will be accomplished by PEPC Nederland BV within ten (10) days after the remittance advise as meant above under clause 4 c has been made available to Licensor.

          (f) Licensee is not liable to Licensor in the event that under treaty or due to tax, currency and/or exchange regulations of the jurisdiction where Licensor is situated, payment in US dollars is prohibited and/or taxed and/or charged with duties and/or exchanged in local currency and/or seized.

          (g) For copies requested by Licensor for special events, advertising promotions, etc. in Site License locations and/or markets where Licensee, at their discretion, can print significant copies, Licensor will pay to Licensee US$1.50 for every copy printed. There will be no license fee or royalty paid to Licensor for these copies.

5.   Warranties and Indemnification

          (a) Each Party warrants and represents to the other Party that it has the full right, power and authority to enter into this Agreement and Licensor specifically warrants it has the right to grant the rights granted herein and in doing so does not infringe on intellectual property rights or other rights of third parties;

          (b) Licensor shall indemnify and hold harmless Licensee, its successors, assigns and licensees, and the respective officers, directors, agents and employees, from and against any and all claims, damages, liabilities, costs and expenses (including reasonable attorneys' fee), arising out of or in any way connected with any breach of any representation or warranty made by Licensor herein;

          (c) Licensee shall indemnify and hold harmless Licensor, its successors, assigns and licensees, and the respective officers, directors, agents and employees, from and against any and all claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees), arising out of or in any way connected with its performance of its obligations under this agreement including but not limited to its representations and warranties.

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          (d) Licensee represents and warrants that the PEPC Global Marketing
Network Channels and the operation thereof does not infringe on any intellectual property right and/or other rights of third parties.

          (e) Licensee is not liable for the content of the Newspaper and Licensor shall indemnify and hold harmless Licensee against any and all claims from third parties, including, but not limited to, authors, persons and entities mentioned in the Newspaper, advertisers and readers of the Newspaper in connection with the content of whatever nature therein.

6.   Terms and Termination

          (a) The term of this Agreement shall be five (5) years from the date of execution by both parties, unless terminated earlier pursuant to this section or by parties in mutual written understanding.

          (b) This Agreement will be extended automatically for the term of one
(1) year at the expiry date. Desired adjustments, both from the side of the Licensor as well as the Licensee, will be notified to the other party ultimately 1 month before the expiration date.

          (c) This Agreement shall be subject to termination or suspension at the election of Licensor, by written notice to Licensee, where there has been a default in the due observance or performance of any covenant, condition, warranty representation or agreement herein by Licensee, and such default has continued for a period of thirty (30) days after written notice specifying the same shall have been given to Licensee by Licensor. In case of suspension, Licensor maintains the right to terminate this agreement.

          (d) This Agreement shall be subject to termination or suspension at the election of Licensee, by written notice to Licensor, where there has been a default in the due observance or performance of any covenant, warranty, condition or agreement herein by Licensor and such default has continued for a period of thirty (30) days after written notice specifying the same shall have been given to Licensor by Licensee. In case of suspension, Licensee maintains the right to terminate this agreement.

          (e) Both parties maintain the right, without any warning or declaration of non-compliance to the contents of this contract, to terminate this contract by notifying the other party by means of a registered letter, in case the other party has: requested a suspension of payment; has been put in the position of suspension of payment; has been declared bankrupt or is requesting it's own bankruptcy; the company of the other party is liquidated or ceases it's activities.

          (f) Upon termination or expiration of this agreement, Licensee shall immediately cease reproducing, advertising, marketing and distributing the Newspaper as soon as commercially feasible.

          (g) Termination and expiration of this agreement shall not terminate or extinguish parties obligations and warranties to each other under this agreement insofar these obligations and/or warranties, including the obligation by Licensee to pay Licence Fees, by their terms are supposed to continue thereafter.

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7.   General Provisions

     7.1 Successors/Assigns

     This Agreement is binding upon and shall inure to the benefit of the respective successors and/or assigns of the parties hereto. Licensee may not assign this agreement or any of its rights hereunder, without the written consent of Licensor, except to a legal entity in which it has a controlling interest.

     7.2 Integration

     This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof, and may not be modified or amended except by written agreement executed by the parties hereto.

     7.3 Governing Law: Forum

     The laws of The Netherlands, applicable to agreements made and to be wholly performed therein, shall govern this Agreement. In case of a dispute regarding the execution of this agreement, it will be presented to the authorised court of law in Amsterdam, The Netherlands.

     7.4 Confidentiality

     Each party shall treat as confidential all information obtained from the other pursuant to this Agreement and shall not disclose such information without the other party's prior written consent.

     7.5 Notice

     The address of each party hereto as set forth below shall be the appropriate address for the mailing of notices, checks and statements, if any, hereunder. All notices shall be sent certified or registered mail and shall not be deemed received or effective unless and until actually received. Either party may change their mailing address by written notice to the other.

     7.6 No Agency/Partnership

     Nothing in this agreement shall be constructed as creating a joint venture, partnership or agency and neither party has the right to bind the other party in any way whatsoever.

     7.7 Waiver

     The waiver by either party, by default or otherwise, of any breach of a provision of this agreement shall not be construed as a waiver or acceptance of such a breach and affect in any way the further effectiveness of such provision.

     7.8 Severability

     If any provision of this Agreement is or becomes, at any time and under any laws, rules or regulations, unenforceable or invalid in any jurisdiction in which the parties are located or in

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which this agreement is being performed, the remainder of this agreement shall be valid and enforceable. Parties shall negotiate in good faith in order to come to a mutual agreement on a substitute, valid and enforceable provision that most nearly affects the parties' intent in entering into this agreement.

     7.9 Limitations of Liability

     PEPC Nederland BV is not and does not hold itself out to be a publisher and as such has no ownership of any data or information contained in any newspaper. Under no circumstances shall PEPC Nederland BV be liable for direct, indirect, incidental, special, punitive or consequential damages, including, but not limited to, lost profits, lost sales, lost savings or loss of or damage to data, regardless of the form of action, whether in contract, tort, breach of warranty or otherwise arising out of or in any way connected to the content provided by publisher, even if PEPC Nederland BV has been advised of the possibility of or could have foreseen such damages.

     7.10 Force Majeure

     Neither Party shall be liable to fulfil its obligations, or for delays in performance, due to causes beyond its reasonable control, including, but not limited to, acts or omissions of civil or military authority, fires, strikes, floods, epidemics, riots or acts of war. In case of Force Majeure, the party claiming such a situation will promptly inform the other party and keep them up-to-date on the development of the Force Majeure situation.

     Neither party shall be liable for damage or injury caused by Force Majeure. Force Majeure is to be regarded as such in case of a non-accountable shortcoming from either of both parties, her suppliers not included.

     IN WITNESS WHEREOF, the parties have caused this License Agreement to be executed the day and year set forth above.

Signed by                                      Signed by


______________________________                 _________________________________
Name                                           R. A. Vooys
Title                                          Executive Content Director
                                               PEPC Nederland B.V.
Company                                        Alexanderstraat 18
Address                                        2514 JM
Zip Code                                       The Hague
City                                           The Netherlands
Country

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